Exhibit 10.1

[form]

SECOND Amendment to Restricted Stock Award Agreement

This SECOND amendment to Restricted Stock Award Agreement (this “Amendment”) is effective as of ____________, 2025 (the “Effective Date”) and is entered into by and between ______________________ (the “Awardee”) and U.S. GoldMining Inc. (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in that certain Restricted Stock Award Agreement, dated September 23, 2022, by and between the Awardee and the Company (the “Award Agreement”).

WHEREAS, the Company previously granted the Awardee _____________________ restricted shares of the Company’s common stock (the “Restricted Stock”), pursuant to the U.S. GoldMining Inc. 2022 Equity Incentive Plan (the “Plan”), which Restricted Stock were subject to certain vesting and forfeiture conditions as set forth in the Award Agreement;

WHEREAS, Section 3.6 of the Award Agreement provides that the Award Agreement may be amended or modified by means of a written document signed by the Company and the Awardee if such amendment or modification shall adversely affect any rights of the Awardee; and

WHEREAS, the Company and the Awardee mutually desire and agree to amend the Award Agreement to modify the vesting conditions applicable to the Restricted Stock as provided herein.

NOW, THEREFORE, in accordance with Section 3.6 of the Award Agreement and in consideration of the mutual promises, conditions, and covenants contained herein and in the Award Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree to amend the Award Agreement, effective as of the Effective Date, as follows:

1. Section 2.1(d) of the Award Agreement is hereby deleted and replaced with the following:

(d) with respect to 15% of the Restricted Stock, if the Company has not re-established the Whistler Project camp and performed a minimum of 10,000 meters of drilling prior to September 30, 2026;

2. This Amendment may be executed in two or more counterparts (including by facsimile or portable document format (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Amendment and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original document for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Awardee have executed, or caused to be executed, this Amendment, to be effective as of the Effective Date.

THE COMPANY

U.S. GoldMining Inc.

By:
Name:
Title:

THE AWARDEE